Exhibit 99.1
WRITTEN CONSENT
OF THE
MAJORITY STOCKHOLDER
OF
ATARI, INC.
     The undersigned, being the holder of a majority of shares entitled to vote at an election of directors, of Atari, Inc., a Delaware corporation (the “Corporation”), in accordance with Section 228 of the General Corporation Law of the State of Delaware, hereby consents to the adoption of the following resolutions as if such resolutions had been adopted at a duly convened meeting of the stockholders of the Corporation:
          RESOLVED, that Messrs. James Ackerly, Ronald C. Bernard, Michael G. Corrigan, Dennis Guyennot and Ms. Ann E. Kronen be, and they hereby are, removed as directors of the Corporation.
[SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, this Consent shall be effective as of October 5, 2007.

CALIFORNIA U.S. HOLDINGS, INC.
By:	/s/ Patrick Leleu
	Name:	Patrick Leleu
	Title:	Chairman and CEO